UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

Celsion Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100 Lawrenceville, New Jersey		08648
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (609) 896-9100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 7.01         Regulation FD Disclosure.

A copy of the press release issued by the Company on November 28, 2011, entitled “Celsion Announces Unanimous Recommendation by Independent Data Monitoring Committee to Continue and Complete Phase III HEAT Study of ThermoDox® in Primary Liver Cancer as Planned”, is furnished herewith as Exhibit 99.1 to this Current Report on Form 8K. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.                       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1
Press Release, dated November 28, 2011 entitled “Celsion Announces Unanimous Recommendation by Independent Data Monitoring Committee to Continue and Complete Phase III HEAT Study of ThermoDox® in Primary Liver Cancer as Planned”.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: November 28, 2011	By:/s/ Gregory Weaver
Gregory Weaver Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1
Press Release, dated November 28, 2011 entitled “Celsion Announces Unanimous Recommendation by Independent Data Monitoring Committee to Continue and Complete Phase III HEAT Study of ThermoDox® in Primary Liver Cancer as Planned”.